                          MOLECULAR DIAGNOSTICS, INC.

                               OFFER TO EXCHANGE
             800,000 SHARES OF SERIES E CONVERTIBLE PREFERRED STOCK
                                   FOR UP TO
                       20,000,000 SHARES OF COMMON STOCK

To: BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:


     Molecular Diagnostics, Inc. ("Molecular Diagnostics") is offering, subject to the terms and conditions set forth in the Offering Circular, dated December 18, 2001 (the "Offering Circular"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer to exchange (the "Exchange Offer") 1/25 (one twenty-fifth) of a share of Series E convertible preferred stock, par value $0.001, of Molecular Diagnostics, for each share of common stock par value $0.001, of Molecular Diagnostics. Subject to the terms and conditions of the Exchange Offer, Molecular Diagnostics will issue 800,000 shares of Series E convertible preferred stock in exchange for up to 20,000,000 shares of common stock representing approximately 56% of the outstanding common stock as of November 16, 2001, that, in each case, are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. If more than 20,000,000 shares of common stock are tendered, Molecular Diagnostics will purchase from each tendering holder of common stock an amount based on the proportion of common stock tendered by that holder to all common stock tendered. For a more detailed description of the Series E convertible preferred stock Molecular Diagnostics is proposing to issue in the Exchange Offer, please see the section of the Offering Circular entitled "Description of Series E Convertible Preferred Stock." Molecular Diagnostics reserves the right to terminate or amend the Exchange Offer, in its sole and absolute discretion, if any of the conditions listed in the section of the Offering Circular entitled "The Exchange Offer -- Conditions to the Exchange Offer" are not satisfied or waived prior to the expiration of the Exchange Offer. We also reserve the right, in our sole and absolute discretion, to extend the period of time during which the Exchange Offer is open. The Exchange Offer is open to all holders of common stock and is subject to customary conditions. Subject to applicable securities laws and the terms set forth in the Offering Circular, Molecular Diagnostics reserves the right to waive any and all conditions other than receipt of necessary government approvals on or before the expiration of the Exchange Offer.


     We are requesting that you contact your clients for whom you hold common stock regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold common stock registered in your name or in the name of your nominee, or who hold common stock registered in their own names, we are enclosing the following documents:

     1. The Offering Circular;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if (a) certificates for the common stock are not immediately available,
        (b) time will not permit the certificates for the common stock or other required documents to reach the Exchange Agent before the expiration of the Exchange Offer, or (c) the procedure for book-entry transfer cannot be completed prior to the expiration of the Exchange Offer;

     4. A form of letter which may be sent to your clients for whose account you hold common stock registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with respect to the Exchange Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. Return envelopes addressed to LaSalle Bank National Association, the Exchange Agent for the Exchange Offer.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 19, 2001. MOLECULAR DIAGNOSTICS, IN ITS SOLE AND ABSOLUTE DISCRETION, MAY EXTEND THE EXCHANGE OFFER (THE "EXPIRATION DATE"). COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE OR AT ANY

TIME AFTER JANUARY 28, 2002 IF MOLECULAR DIAGNOSTICS HAS NOT ACCEPTED THE TENDERED COMMON STOCK FOR EXCHANGE BY THAT DATE.


     Unless a holder of common stock complies with the procedures described in the Offering Circular under the title "The Exchange Offer -- Guaranteed Delivery Procedures," the holder must do one of the following on or prior to the Expiration Date to participate in the Exchange Offer:

     - tender the common stock by sending the certificates for the common stock, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, to LaSalle Bank National Association, as Exchange Agent, at one of the addresses listed in the Offering Circular under the title "The Exchange Offer -- Exchange Agent"; or

     - tender the common stock by using the book-entry procedures described in the Offering Circular under the title "The Exchange Offer -- Procedures for Tendering Common Stock" and transmitting a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message, as defined below, instead of the Letter of Transmittal, to the Exchange Agent.

     In order for a book-entry transfer to constitute a valid tender of common stock in the Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a "Book-Entry Confirmation") of the common stock into the Exchange Agent's applicable account at The Depository Trust Company prior to the Expiration Date. The term "Agent's Message" means a message, transmitted by the Depository Trust Company and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering holder of common stock that the holder has received and has agreed to be bound by the Letter of Transmittal.

     If common stock is to be tendered in the Exchange Offer, but (a) the certificates for the common stock are not immediately available, (b) time will not permit the certificates for the common stock or other required documents to reach the Exchange Agent before the Expiration Date, or (c) the procedure for book-entry transfer cannot be completed before the Expiration Date, a tender of common stock may be effected by following the Guaranteed Delivery Procedures described in the Offering Circular under the title "The Exchange
Offer -- Guaranteed Delivery Procedures."

     Molecular Diagnostics will not make any payments to brokers, dealers or other persons for soliciting acceptances of the Exchange Offer. Molecular Diagnostics will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Offering Circular and the related documents to the beneficial owners of common stock held by them as nominee or in a fiduciary capacity. Molecular Diagnostics will pay or cause to be paid all stock transfer taxes applicable to the exchange of common stock in the Exchange Offer, except as set forth in the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to LaSalle Bank National Association, the Exchange Agent for the Exchange Offer, at one of the addresses and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          MOLECULAR DIAGNOSTICS, INC.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF MOLECULAR DIAGNOSTICS, INC. OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.

Enclosures

                                        2